Exhibit 10.14

SORRENTO HIGHLANDS

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HCP LIFE SCIENCE REIT, INC., a Maryland corporation (“Landlord”), and DECIPHER BIOSCIENCES, INC. , a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	June 7, 2019.

2. Premises
(Article 1).

2.1 Building:	That certain building located at 6925 Lusk Boulevard, San Diego, California 92121, containing a total of 50,810 rentable square feet of space.

2.2 Premises:

Approximately 28,384 rentable square feet of space located on, and consisting of the entire, second (2nd) floor of the Building and commonly known as Suite 200, as further set forth in Exhibit A to the Lease.

3. Lease Term
(Article 2).

3.1 Length of Term:	Six (6) years.

3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the later to occur of (A) November 1, 2019, and (B) the date upon which the Premises are “Ready for Occupancy,” as that term is defined in the Tenant Work Letter, attached to the Lease as Exhibit B, which Lease Commencement Date is anticipated to be November 1, 2019.

3.3 Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the sixth (6th) anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the sixth (6th) anniversary of the Lease Commencement Date occurs.

SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

4. Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent*	Approximate Monthly Base Rent per Rentable Square Foot

1**	$1,226,188.80	$102,182.40	$3.60

2	$1,262,974.44	$105,247.87	$3.71

3	$1,300,863.72	$108,405.31	$3.82

4	$1,339,889.64	$111,657.47	$3.93

5	$1,380,086.28	$115,007.19	$4.05

6	$1,421,488.92	$118,457.41	$4.17

*         The Monthly Installment of Base Rent for Lease Year 1 was calculated by multiplying $3.60 by the number of rentable square feet of space in the Premises, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12). In all subsequent periods, the calculation of Monthly Installment of Base Rent reflects an annual increase of 3.0%, rounded to the nearest cent, and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).

**         Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the two (2) month period commencing on the first (1st) day of the second (2nd) full calendar month of the Lease Term and ending on the last day of the third (3rd) full calendar month of the Lease Term shall be abated.

5. Tenant Improvement Allowance (Exhibit B):	None. Landlord shall contract the Tenant Improvements on a “turnkey” basis pursuant to the terms of the Tenant Work Letter.

6. Tenant’s Share (Article 4):	55.863%.

7. Permitted Use (Article 5):

The Premises shall be used only for general office, research and development, engineering, laboratory, storage, warehouse and/or shipping and receiving uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in Sorrento Mesa, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

8. Letter of Credit (Article 21):	$146,040.49.

-2-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

9. Parking (Article 28):

Three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises, provided that Tenant shall have the right to reasonably designate (and stencil at Tenant’s cost) up to seven (7) of Tenant’s unreserved parking spaces as reserved parking spaces near the main entrance to the Building (subject to Landlord’s reasonable approval of the location of such spaces) for Tenant’s guests, visitors or employees, subject to the terms of Article 28 of the Lease.

10. Address of Tenant (Section 29.18):

Decipher Biosciences, Inc.

10355 Science Center Drive

Suite 240

San Diego, California 92121

Attention: General Counsel

With a copy to: notices@decipherbio.com

(Prior to Lease Commencement Date)

and

Decipher Biosciences, Inc.

6925 Lusk Boulevard

San Diego, California 92121

Attention: General Counsel

With a copy to: notices@decipherbio.com

(After Lease Commencement Date)

With a copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attn: David L. Crawford

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.24):	Cushman & Wakefield

-3-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1        Premises, Building, Project and Common Areas.

1.1.1      The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject to Section 1.1.4 and any punch list items identified pursuant to Exhibit B.

1.1.2       The Building and The Project. The Premises constitute a portion of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office/laboratory project currently known as “Sorrento Highlands” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office/laboratory buildings located at 6965 Lusk Boulevard, San Diego, California 92121 (the “6965 Building”), and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3       Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Section 5.2 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, including the parking facilities at the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The Common Areas shall be maintained in a condition consistent with First Class Life Sciences Projects, and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Any rules and regulations established by the Landlord for use of the Common Areas shall not unreasonably restrict Tenant’s access to or use of the Premises for conduct of its business, nor diminish Tenant’s rights under this Lease. In the event of any conflict between such rules and regulations and the terms of this Lease, the latter shall control. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises.

1.1.4       Landlord’s Twelve Month Warranty. Upon the Lease Commencement Date, the “Base Building,” as that term is defined in Section 7.2, below, shall be in good working condition and repair, and Landlord hereby covenants that the Base Building shall remain in good working condition for the period (the “Warranty Period”) commencing on the Lease Commencement Date and continuing until the first (1st) anniversary of the Lease Commencement Date. Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense, as that term is defined in Section 4.2.4 below), repair or replace any failed or inoperable portion of such Base Building during such Warranty Period (“Landlord’s Twelve Month Warranty”), provided that the need to repair or replace was not caused by (A) the misuse, misconduct, damage, destruction, omissions, and/or negligence of

-4-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

Tenant, its subtenants and/or assignees, if any (collectively, “Tenant Damage”), or (B) any modifications, Alterations or other improvements constructed by or on behalf of Tenant, other than the Tenant Improvements (collectively, “Tenant Modification”). Landlord’s Twelve Month Warranty shall neither (i) be deemed to require Landlord to replace any portion of any Base Building, as opposed to repair such portion of such Base Building, unless prudent commercial property management practices dictate replacement rather than repair of the item in question, nor (ii) extend to the costs of normal and customary preventive maintenance relating to the Base Building. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.4 are necessitated by Tenant Damage or Tenant Modification, then Tenant shall reimburse Landlord for the cost of such repair (provided that if such repairs are necessitated in part by Tenant Damage or Tenant Modification, then Tenant shall reimburse Landlord for an equitable portion of the cost of such repair). If it is determined that the Base Building is not then in good working condition and repair prior to the first (1st) anniversary of the Lease Commencement Date, then Landlord shall not be liable to Tenant for any damages, but, as Tenant’s sole remedy, Landlord, at no cost to Tenant (subject to any repair or replacement necessitated by Tenant Damage or Tenant Modification), shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion. Landlord and Tenant hereto acknowledge and agree that the terms of this Section 1.1.4 does not affect Landlord’s obligations to repair and maintain the Base Building pursuant to the express terms and conditions of Section 7 of this Lease.

1.2       Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and the rentable square footage of the Building is hereby deemed to be as set forth in Section 2.1 of the Summary, and neither shall be subject to measurement or adjustment during the Lease Term, except in connection with an actual change in the physical size of the Premises or the Building.

1.3         Right of First Offer. Commencing on the first (1st) anniversary of the Lease Commencement Date, Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), and any “Permitted Transferee Assignee,” as that term is defined in Section 14.8, below, a one-time right of first offer with respect to any space located in the Building or in the 6965 Building (collectively, the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall be subject to the expiration or earlier termination of the existing leases (including renewals and extensions, whether pursuant to rights currently existing or hereafter granted) of the First Offer Space, and such right of first offer shall be subordinate to all rights of tenants set forth in leases of space in the Project existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and other tenants of the Project, collectively, the “Superior Right Holders”). Landlord hereby certifies to Tenant that Omniome, Inc., which has a right of first offer on the First Offer Space, is the only Superior Rights Holder. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1       Procedure for Offer. Commencing on the first (1st) anniversary of the Lease Commencement Date, prior to entering into a lease with any third party with respect to all or any portion of the First Offer Space that is “Available,” as that term is defined hereinbelow, Landlord shall notify Tenant (a “First Offer Notice”), provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.3.3, below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. The rentable square footage of the space so offered to Tenant shall be as set forth in the First Offer Notice. For purposes of this Section 1.3, the First Offer Space, or a portion thereof, shall be deemed to become “Available” when Landlord has determined that the third-party tenant of such First Offer Space, or a portion thereof, and any occupant of such First Offer Space, or a portion thereof, claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such First Offer Space, or a portion thereof.

1.3.2       Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within seven (7) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Tenant does not so notify Landlord within the seven (7) business day period, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding

-5-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within seven (7) business days of delivery thereof, then Tenant’s right of first offer as set forth in this Section 1.3 shall terminate as to all of the space described in such First Offer Notice.

1.3.3       First Offer Space Rent. The annual “Rent,” as that term is defined in Section 4.1 of this Lease, payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Fair Rental Value,” as that term is defined in Section 2.2.2 of this Lease, for the First Offer Space, pursuant to transactions consummated within the nine (9)-month period preceding the “First Offer Commencement Date,” as that term is defined in Section 1.3.5 of this Lease.

1.3.4       Construction In First Offer Space. Tenant shall accept the First Offer Space in its then existing “as is” condition. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.3.5       Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment (the “First Offer Amendment”) adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 1.3. Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space shall commence, upon the date of delivery of such First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the later of (i) the Lease Expiration Date, and (ii) the fifth (5th) anniversary of the First Offer Commencement Date; provided that, if the expiration of the lease term of the First Offer Space expires as of the fifth (5th) anniversary of the First Offer Commencement Date in accordance with the foregoing subsection (ii), then the Lease Term for the Premises shall also be extended to be coterminous with the lease term of the First Offer Space, without prejudice to Tenant’s right to further extend the Lease Term in accordance with Section 2.2 (to the extent such right remains in full force and effect), and the Base Rent for the Premises (not including the First Offer Space) during such extended period shall increase annually by three percent (3%) commencing on the first (1st) day of such extended period.

1.3.6       Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease) if the Original Tenant or a Permitted Transferee Assignee occupies the entire Premises. The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, as of the date Landlord and Tenant execute the First Offer Amendment, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period expressly set forth in this Lease or Tenant has previously been in default under this Lease beyond any applicable notice and cure period expressly set forth in this Lease more than once (the (“Option Conditions”); provided Landlord shall have the right to waive the Option Conditions in Landlord’s sole discretion. Notwithstanding the personal nature of Tenant’s right of first offer set forth in this Section 1.3, if, in connection with any assignment of this Lease by Original Tenant or a Permitted Transferee Assignee to an identified third party, Tenant requests that this right of first offer be transferred to such assignee, then Landlord shall inform Tenant if this right of first offer may be transferred to the assignee.

2.	LEASE TERM; OPTION TERM

2.1       Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (as may be extended pursuant to Section 2.2 below, the “Lease Expiration Date”) unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however

-6-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

that the first (1st) Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Lease Commencement Date occurs (or if the Lease Commencement Date is the first (1st) day of a calendar month, then the first (1st) Lease Year shall end on the day preceding the first (1st) anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month; provided further that the last Lease Year shall end on the Lease Expiration Date (or, if applicable, the last day of the Option Term). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall either execute and return, or provide corrections to any factual errors therein, to Landlord within ten (10) business days of receipt thereof; provided, however, that the failure of the parties to execute such letter shall not defer the Lease Commencement Date or otherwise invalidate this Lease. Notwithstanding anything to the contrary in this Lease, it is a condition precedent to the effectiveness of this Lease that Landlord and Tenant enter into a commercially reasonable termination agreement terminating, as of the Lease Commencement Date hereof, that certain existing lease between Landlord and Tenant for the premises located at 10355 Science Center Drive, San Diego, California.

2.2       Option Term.

2.2.1     Option Right. Landlord hereby grants to the Original Tenant, and any Permitted Transferee Assignee, one (1) option to extend the Lease Term for a period of three (3) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not sooner than fifteen (15) month, later than nine (9) months, prior to the expiration of the initial Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, and at the end of the initial Lease Term, no Event of Default has occurred and is continuing; and (ii) the Lease then remains in full force and effect and Original Tenant or a Permitted Transferee Assignee occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Transferee Assignee and may be exercised by Original Tenant or a Permitted Transferee Assignee only (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease). Notwithstanding the personal nature of Tenant’s option to extend the Lease Term set forth in this Section 2.2, if, in connection with any assignment of this Lease by Original Tenant or a Permitted Transferee Assignee to an identified third party, Tenant requests that this option to extend the Lease Term be transferred to such assignee, then Landlord shall inform Tenant if this option to extend the Lease Term may be transferred to the assignee.

2.2.2       Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall initially be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The Option rent shall then escalate by three percent (3%) annually, commencing on the first (1st) anniversary of the commencement of the Option Term, and continuing each subsequent anniversary thereafter. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or

-7-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other first-class laboratory buildings located in Sorrento Mesa, California. Notwithstanding anything to the contrary contained in this Section 2.2.2 above, if there are not a sufficient number of Comparable Transactions with a comparable lease term to the Option Term to determine the Fair Market Rent for a lease of such duration, then the Fair Market Rent for purposes of this Section 2.2 shall be equal to that of Comparable Transactions with a term of five (5) years, provided that the Concessions shall be appropriately prorated on a fractional basis to account for the shorter term of lease.

2.2.3       Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Lease Expiration Date. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the commencement of the Option Term (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1     Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of first-class life sciences properties in the Sorrento Mesa area of San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2     The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3     The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4     The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

-8-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

2.2.3.5     If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6     If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) business days following the date of the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7     The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8     In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party to satisfy any deficiency or overpayment of Option Rent.

2.3       Termination Right.

2.3.1       Exercise of Termination Right. If Tenant requires additional space for its business operations within the Premises, and if Landlord is unable to accommodate Tenant’s need for additional space in the Project, and as a result Tenant and Landlord or an affiliate of Landlord (an entity which is controlled by, controls, or is under common control with, Landlord) fully execute and deliver a lease for space larger than the then Premises (the “Expansion Lease”), upon terms mutually acceptable to each party in each party’s sole and absolute discretion, then Tenant may terminate this Lease by delivering written notice to Landlord (the “Termination Notice”) concurrently with Tenant’s delivery to Landlord of the Expansion Lease executed by Tenant (but not Landlord), which termination shall cause this Lease to terminate as of the commencement date of the Expansion Lease (the “Termination Date”), and shall be without the payment of any termination penalty or fee by Tenant; provided, however, in order for Tenant’s Termination Notice to be effective, Tenant must have informed Landlord during the negotiation of the Expansion Lease that Tenant intends to terminate this Lease pursuant to the terms of this Section 2.3 and the Expansion Lease must expressly provide that it is of no force and effect unless and until Tenant delivers a valid and enforceable Termination Notice. Landlord’s execution and delivery to Tenant of the fully executed (by both Landlord and Tenant) Expansion Lease shall be a condition precedent to the effectiveness of the Termination Notice and the Termination Notice shall be of no force or effect unless and until Landlord delivers to Tenant the fully executed (by both Landlord and Tenant) Expansion Lease.

2.3.2       Termination of Lease. Provided that Tenant timely elects to terminate this Lease in accordance with Section 2.3.1, above, this Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease that accrued prior to the Termination Date. The termination right contained in this Section 2.3 shall be personal to the Original Tenant or any Permitted Transferee Assignee, and may only be exercised by Original Tenant or any Permitted Transferee Assignee (and not by any assignee, sublessee or other Transferee of Tenant’s interest in this Lease) if Original Tenant or any Permitted Transferee Assignee occupies the entire Premises.

2.3.3       No Tenant Default. Notwithstanding anything to the contrary contained in this Section 2.3, Tenant shall have no right to exercise the termination right set forth in this Section 2.3 if Tenant is in default under this Lease beyond any applicable notice and cure periods as of the date of Tenant’s delivery to Landlord of the Termination Notice. If Tenant is in default under the Lease beyond any applicable notice and cure periods following Tenant’s delivery to Landlord of the Termination Notice but prior to the Termination Date, then, at Landlord’s option, the Termination Notice shall be null and void and of no further force or effect.

-9-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

3.	BASE RENT

3.1       In general. Tenant shall pay, without prior notice or demand, pursuant to the written instructions of Landlord, which Landlord may from time to time amend by written notice to Tenant, by wire, ACH or other electronic payment, in legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term for which Base Rent is payable, without any setoff or deduction whatsoever, except as expressly set forth in this Lease. The Base Rent and Tenant’s Share of estimated Direct Expenses for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2       Abated Base Rent. Provided that Tenant is not then in default of this Lease (beyond all applicable notice and cure periods), then during the two (2) month period commencing on the first (1st) day of the second (2nd) full calendar month of the Lease Term and ending on the last day of the third (3rd) full calendar month of the Lease Term (the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Base Rent Abatement Period (the “Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals Two Hundred Four Thousand Three Hundred Sixty-Four and 80/100 Dollars ($204,364.80). Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease during the Base Rent Abatement Period, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of this Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

4.	ADDITIONAL RENT

4.1       General Terms.

4.1.1       Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Landlord or Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent, and Landlord to refund any overpayment of Additional Rent by Tenant, as provided for in this Article 4 shall survive the expiration of the Lease Term, subject to Section 4.4.1.

4.1.2       Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent. The foregoing is not intended to modify any limitations on allowable Direct Expenses as set forth in this Article 4.

-10-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

4.2      Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1       Intentionally Deleted.

4.2.2       “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3       “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon written notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4       “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, as determined in accordance with sound real estate management and accounting, principles consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (except to the extent Tenant and the other tenants of the Project pay for such utilities directly on a submetered or metered basis), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) subject to items (h) and (p) below, fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (to the extent the same do not constitute capital expenses in accordance with sound real estate management and accounting practices); (xii) amortization (including reasonable interest on the unamortized cost) over the useful life or rental period as determined in accordance with sound real estate management and accounting practices, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other capital costs incurred in connection with the Project (as determined in accordance with sound real estate management and accounting practices), amortized with interest at a reasonable rate over its useful life as Landlord shall reasonably determine in accordance with sound real management and accounting practices, consistently applied, (A) which are reasonably expected to result in a net reduction in current or future Operating Expenses (B) which are required under any governmental law or regulation not in effect as of the Commencement Date, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation, but excluding capital costs incurred in connection with upgrading the Building or Project to comply with applicable laws where such violation of applicable laws existed prior to the date of this Lease, if such violation was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the violation, in the state, and under the conditions that it then existed in the Building or Project, would have then required the remediation of, or (E) which are repairs, replacements or modifications to the “Building Systems” (as defined in Section 7.1, below); (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, and (xv) payments under any easement, license, operating agreement, declaration, restrictive

-11-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”), except to the extent resulting from Landlord’s violation of any Underlying Documents. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)       costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas), and any costs or expenses incurred in connection with the relocation of any tenants and costs for the repair or replacement of the Building (or any component thereof) made necessary as a result of defects in the original design, workmanship or materials;

(b)       except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)       costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier (or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease) or any tenant’s carrier or by anyone else, and utility costs for which any tenant directly contracts with the local public service company or pays directly to Landlord;

(d)       any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)       costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating the Project or any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, between Landlord and Tenant, or between Landlord and other tenants or occupants;

(f)       the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)       amount paid as ground rental for the Project by the Landlord;

(h)       except for a Project management fee (which shall be subject to the exclusion in item (p) below), overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)       any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

-12-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

(j)       rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)       all items and services for which Tenant or any other tenant in the Project reimburses (or is obligated to reimburse) Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)       any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)       rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n)       costs arising due to a violation by Landlord or any other tenant of the Project of the terms and condition of a lease or due to the gross negligence or willful misconduct of Landlord, or its agents, employees, vendors, contractors, or providers of materials or services, in connection with this Lease;

(o)       costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(p)       fees payable by Landlord for management of the Project in excess of four percent (4%) of Landlord’s gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, halfrent and the like, including base rent, pass-throughs, and parking fees from the Project for any calendar year or portion thereof;

(q)       advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or any tenant of the Project; and

(r)       fees, penalties and interest resulting from Landlord’s failure to pay any Operating Expense as and when due.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied, sound real management and accounting practices, consistently applied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the foregoing, Landlord shall not (1) make a

-13-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

profit by charging items to Operating Expenses that are otherwise also charged separately (i.e., not as the equivalent to Operating Expenses under this Lease) to tenants (including Tenant) of the Project, and (2) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5       Taxes.

4.2.5.1       “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof (to the extent not attributable to the personal property of a tenant of the Project)), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2       Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3       Any reasonable costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days of Landlord’s request, together with supporting documentation of such change, Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) any fees, penalties or interest incurred due to Landlord’s failure to pay and Tax Expenses as and when due.

4.2.6       “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3      Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi- building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable

-14-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.4      Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year. Notwithstanding anything to the contrary contained in this Article 4, the aggregate “Controllable Expenses” (as defined in this Section 4.4, below) included in Direct Expenses in any Expense Year after the first (1st) Lease Year shall not increase by more than five percent (5%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Expenses included in Direct Expenses for the first (1st) Lease Year. For purposes of this Section 4.4, “Controllable Expenses” shall mean all Direct Expenses except: (i) Tax Expenses, and any and all assessments, including assessment districts and government-mandated charges with respect to the Building or Project, or any part thereof (ii) insurance carried by Landlord with respect to Project and/or the operation thereof; (iii) costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal; (iv) the costs of capital expenditures to the extent otherwise allowed; (v) the cost of union labor (including janitorial staff and security personnel), including labor which is not union as of the date of this Lease but which unionizes after the date of this Lease, and increases in wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance or security of the Building or Project, to the extent such increases are due to increases in the applicable minimum wage legally required to be paid to such personnel, (vi) costs to comply with applicable laws and other governmental requirements (to the extent allowed under Section 4.2), and (vii) costs relating to Force Majeure.

4.4.1       Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within one hundred eighty (180) days following the end of each Expense Year, a statement (the “Statement”) prepared on a line-item by line-item basis as to general categories, which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease or, if the Lease Term has ended, Landlord shall refund such amount to Tenant within thirty (30) days of the date of such Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay such shortfall to the Landlord, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days after delivery of the applicable Statement to Tenant, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant’s Share of any Operating Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Operating Expenses relate.

4.4.2       Statement of Estimated Direct Expenses. In addition, Landlord shall use commercially reasonable efforts to give Tenant within ninety (90) days after the end of each Expense Year a yearly expense estimate statement (the “Estimate Statement”) prepared on a line-item by line-item basis as to general categories, which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary (but not more than twice per Expense Year). Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as

-15-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time, but not more than twice per Expense Year), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5       Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days of Landlord’s demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6       Landlord’s Books and Records. Upon Tenant’s written request given not more than six (6) months after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable notice and cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is the subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said documentation to Tenant within thirty (30) days after Tenant’s written request therefor. Within sixty (60) days after receipt of said documentation from Landlord (the “Audit Period”), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, and (B) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit]) designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord’s records with respect to Direct Expenses for the Expense Year in question at Landlord’s corporate offices in San Diego, California, provided that (i) Tenant is not then in default under this Lease (beyond the applicable notice and cure periods provided under this Lease), (ii) Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, and (iii) Tenant certifies to Landlord that such auditor is not being paid on a contingency basis prior to the commencement of the audit. In connection with such audit, Tenant and Tenant’s certified public accounting firm must agree in advance to follow Landlord’s reasonable rules and procedures regarding an audit of the aforementioned Landlord records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. Any audit report prepared by Tenant’s certified public accounting firm shall be delivered concurrently to Landlord and Tenant as soon as reasonably practicable following the completion thereof. Tenant’s failure to audit the amount of Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement. If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such audit by the Accountant proves that Direct Expenses set forth in the particular Statement were overstated by more than five percent (5%), then the cost of the Accountant and the cost of Tenant’s audit shall be paid for by Landlord and such payment by Landlord shall not be subject to reimbursement by Tenant through Direct Expenses or otherwise. In the event that such audit reveals an overstatement of any amount, Landlord shall promptly remit such amount to Tenant. Following such determination by the Accountant, Landlord or Tenant, as appropriate, shall pay to the other the amount shown owing by the Accountant. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Direct Expenses payable by Tenant.

5.	USE OF PREMISES

5.1       Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or

-16-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2       Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rules and regulations regarding the use of the Project by written notice to Tenant, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations; provided that in the event of a conflict between such rules and regulations and the terms of this Lease, the latter shall control. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, provided that, following the date of this Lease, Landlord shall not voluntarily enter into easements, covenants, conditions, and restrictions that would unreasonably interfere with Tenant’s access to the Premises or use of the Premises for the Permitted Use.

5.3       Hazardous Materials.

5.3.1       Tenant’s Obligations.

5.3.1.1       Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (as may be updated from time to time), neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is intentionally false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default by Tenant. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year, and Tenant may update the Environmental Questionnaire when Tenant anticipates a change in the types and amounts of Hazardous Materials Tenant will use in the Premises. Landlord’s prior written consent shall be required to any material change in Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord’s sole discretion; provided that if the proposed Hazardous Materials are materially similar to the Hazardous Materials set forth on the Environmental Questionnaire in terms of hazardous character, handling profile, usage and quantity, Landlord shall not unreasonably withhold, condition or delay its consent to Tenant’s use of such Hazardous Materials. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws, except for de minimis quantities of typical cleaning and office supplies, all of which shall be stored, used, and disposed of in accordance with applicable laws. The term “Hazardous Materials” for purposes of this Lease shall also

-17-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. For the avoidance of doubt and notwithstanding anything to the contrary in the Lease, nothing in this Article 5 shall be construed to require any action by Tenant that is inconsistent with the allocation of responsibility between Landlord and Tenant for the making of repairs or Alterations as provided in Articles 7 and/or 8.

5.3.1.2       Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) business days after (i) Tenant receives notice of or has knowledge of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3       Releases of Hazardous Materials. If due to the acts or omissions of Tenant or Tenant’s Agents, any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if, due to the acts or omissions of Tenant or Tenant’s Agents, any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord

-18-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release.

5.3.1.4       Indemnification.

        5.3.1.4.1       In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents.

        5.3.1.4.2       Limitations. Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible to remediate nor otherwise be liable or responsible for (nor shall Tenant be responsible to indemnify Landlord with respect to) any Hazardous Materials (A) located in, on, under or about the Project prior to the date of mutual execution of this Lease, (B) brought upon the Project by Landlord or any Landlord Party(ies), or (C) that have migrated onto the Premises or Project from other properties (“Landlord’s Hazardous Materials”), except to the extent any of the Hazardous Materials described in items (A), (B), or (C) are generated, used, transported, exacerbated, released or disturbed by Tenant or any of Tenant’s Agents. To the extent that Landlord’s Hazardous Materials are discovered at the Project and remediation of the same is required by a governmental authority with jurisdiction (which remediation is not triggered because of the particular use of the Premises by Tenant or its subtenants or assigns), then Landlord shall remediate the Landlord’s Hazardous Substances (to the extent required by the applicable governmental authority) at Landlord’s sole cost and expense, and not subject to inclusion in Operating Expenses.

        5.3.1.5       Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to its use or use by any Tenant’s Agents of any Hazardous Materials. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. If Landlord has reasonable grounds to be concerned that Tenant has failed to comply with the provisions of this Article 5, upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s reasonable satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2       Assurance of Performance.

5.3.2.1       Environmental Assessments In General. Provided that Landlord gives Tenant no less than five (5) business days prior written notice of intended entry (except in an emergency), Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform

-19-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. .

     5.3.2.2       Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the reasonable costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor, together with reasonably detailed documentation of such cost.

5.3.3       Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials for which Tenant is responsible under this Lease to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any commercial purpose allowed by law applicable to the land upon which the Building is located; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4       Clean-up.

     5.3.4.1       Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, not to be unreasonably withheld, conditioned or delayed, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by Environmental Laws and as necessary to allow the Premises to be used for any commercial purpose allowed by law applicable to the land upon which the Building is located. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the reasonable costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor, together with reasonably detailed documentation of such cost.

     5.3.4.2       No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

     5.3.4.3       Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

     5.3.4.4       Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals

-20-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5      Confidentiality. Unless required to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, accountants, property managers, officers, directors and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by applicable law, it shall provide Landlord ten (10) days’ advance notice (or such shorter time as may be necessary due to applicable laws) of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers, lenders, assignees or subtenants, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6      Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports in Tenant’s possession regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials, unless to do so would be a violation of applicable law.

5.3.7      Intentionally Omitted.

5.3.8      Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9      Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6.	SERVICES AND UTILITIES

6.1      Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1      Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2      Notwithstanding anything set forth in this Lease to the contrary, electricity is separately metered (or sub-metered) at the Premises and shall be paid directly by Tenant to the applicable utility provider. If electricity is separately sub-metered (as opposed to separately metered), then Tenant shall pay to Landlord the cost of such utilities based on such sub-meter, including reimbursement for any penalties for usage or other surcharges imposed by any utility company. Within thirty (30) days after receipt of Landlord’s statement of apportionment or statement setting forth the charges payable by Tenant, Tenant shall pay to Landlord, as rent, the cost of such electrical services so apportioned or so provided by Landlord. Notwithstanding anything to the contrary set forth herein, to the extent the Premises generates electricity demand on a shared resource (e.g. electricity for the central plant), the cost of such electricity shall be allocated to Tenant on a pro rata basis or other reasonable basis consistent with commercial reasonable property management practices.

-21-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

6.1.3      Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

6.1.4      Subject to applicable laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building, the Premises and the common areas of the Building, other than common areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year.

6.1.5      Landlord shall provide reasonable access-control services for the Building in a manner materially consistent with the services provided by Landlord as of the date of this Lease. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person. Subject to applicable laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the freight elevator, loading dock, mailroom and other limited-access areas of the Building during the normal operating hours of such portions of the Building.

6.1.6      Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s security system and the Building systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems and equipment, Tenant shall not be entitled to install or operate the Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. Tenant’s Security System shall be installed by Tenant as part of the Tenant Improvements or in accordance with terms of Article 8 of this Lease.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2      Overstandard Tenant Use. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate (but in no event more than forty-eight (48) hours), of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish for the Project. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance; provided that such services are provided at commercially reasonable rates. If Tenant requests any such additional services, then Tenant shall pay to Landlord the cost of such additional services, including a reasonable standard fee of Landlord for its involvement with such additional services, promptly upon being billed for same.

6.3      Interruption of Use. Subject to Section 19.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

-22-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

6.4      Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.5      Storage Space.

6.5.1      In General. During the Lease Term, Tenant shall lease from Landlord approximately 180 rentable square feet of space located on the first (1st) floor shipping and receiving area (collectively, the “Storage Premises”). The Storage Premises is more particularly set forth on Exhibit G, attached hereto.

6.5.2      Intentionally Omitted.

6.5.3      Condition of Storage Premises. The Storage Premises shall be leased by Tenant in its then existing, “as-is” condition. Tenant shall maintain the Storage Premises in good condition and shall be fully responsible for repairing any damage to the Storage Premises resulting from or relating to Tenant’s use thereof. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Storage Premises or of defects therein or in the fixtures or equipment related thereto. Tenant acknowledges and agrees that Landlord shall have no obligation to provide any services, utilities or security for the Storage Premises.

6.5.4      Other Terms. Tenant shall comply with Landlord’s reasonable rules and regulations from time to time promulgated with respect to the use of the Storage Premises. Tenant shall use the Storage Premises for storage of Tenant’s personal property related to Tenant’s Permitted Use within the Premises only and in no event shall Tenant maintain any hazardous or perishable materials in the Storage Premises. Further, Tenant’s use of the Storage Premises shall at all times be consistent with the first class nature of the Building. Except to the extent resulting from Landlord’s or the Landlord Parties’ negligence or willful misconduct, Tenant shall indemnify, defend protect and hold Landlord harmless from and against any and all claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of or in connection with Tenant’s use of the Storage Premises. In addition, Tenant’s insurance obligations under this Lease shall pertain to Tenant’s use of the Storage Premises. At Landlord’s option, upon not less than thirty (30) days’ notice to Tenant (but not more than once during the Lease Term), Landlord may relocate the Storage Premises to another storage space of comparable size, function and location in the Building. Landlord shall reimburse Tenant’s reasonable out-of-pocket moving expenses resulting from such relocation within thirty (30) days of receipt of a reasonably detailed invoice(s) for such expenses.

-23-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

6.6      Emergency Generator. Tenant shall be entitled to connect the existing emergency generator located adjacent to the Building and any emergency generator that replaces the then existing emergency generator (the “Generator”) to the Premises’ and use Tenant’s proportionate share (after deducting any power from the Generator required for the Common Area) of power from the Generator on a non-exclusive basis with other tenants in the Building. The cost of maintaining, repairing and replacing the Generator shall be included in Operating Expenses, subject to any limitations set forth in Article 4. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Generator, automatic transfer switch and any equipment connecting the Generator to the automatic transfer switch in good working condition, provided, however, that Tenant shall be solely responsible, at Tenant’s sole cost and expense, (and Landlord shall not be liable) for maintaining and operating the distribution of power from the automatic transfer switch throughout the Premises (including without limitation the electrical power circuits within the existing automatic transfer switch distribution panel). The provisions of Section 6.3 of this Lease shall apply to the Generator.

7.	REPAIRS

7.1      Tenant’s Repair Obligations. Tenant shall, at Tenant’s own expense, keep the interior, non-structural portions of the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises are located (but not including the structural elements of such floors), in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, within a reasonable period of time specified by Landlord, promptly and adequately replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, if Tenant fails to make such repairs following notice and a reasonable opportunity to cure, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.

7.2      Landlord’s Repair Obligations. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls (including exterior windows), foundation and roof (including roof membrane) of the Building, the structural portions of the floors of the Building (the “Building Structure”), and the base Building systems and equipment located in the internal core of the Building (collectively, the “Building Systems” and together with the Building Structure, the “Base Building”), and Common Areas and maintaining same in good order and repair, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided that Landlord shall use commercially reasonable efforts to minimize any disturbance of Tenant’s use and occupancy of the Premises for the Permitted Use. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

8.	ADDITIONS AND ALTERATIONS

8.1      Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Base Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make

-24-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building Structure or materially affect the Building Systems, (ii) are not visible from the exterior of the Building, and (iii) cost less than $100,000.00 for a particular job of work. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2      Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), if applicable. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3      Payment for Improvements. Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4      Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount reasonably approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount reasonably approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord . Landlord may, in its discretion, but only with respect to Alterations exceeding $100,000 in costs, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5      Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations within the Premises (excluding the Tenant Improvements) and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration, or at the time of Tenant’s notice for any Alteration that does not require Landlord’s consent, Landlord shall notify Tenant whether the applicable Alteration will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner

-25-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment (excluding the Tenant Improvements) in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to remove any of the Tenant Improvements upon the expiration or earlier termination of this Lease.

9.          COVENANT AGAINST LIENS. Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant (other than the Tenant Improvements performed by Landlord), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.	INSURANCE

10.1      Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, its subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent resulting from the gross negligence or willful misconduct of any of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, either prior to, during, or after the expiration of the Lease Term, except to the extent resulting from the gross negligence or willful misconduct of any of the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.

Landlord shall indemnify, defend, protect, and hold harmless Tenant, its affiliates, its subsidiaries and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, “Tenant Parties”) from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from the gross negligence or willful misconduct of any Landlord Party in, on or about the Project, either prior to, during, or after the expiration of the Lease Term, except to the extent resulting from the gross negligence or willful misconduct of any of the Tenant Parties. Should Tenant be named as a defendant in any suit brought against Landlord in connection with or arising out of the foregoing, Landlord shall pay to Tenant its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.

The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2      Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under an “all risk” property insurance policy. Such coverage and deductibles shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord

-26-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises directly causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may reasonably require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3      Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1    Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage for limits of liability of not less than:

Bodily Injury and	$5,000,000	each occurrence
Property Damage Liability	$5,000,000	annual aggregate

Personal Injury Liability	$3,000,000	each occurrence
	$3,000,000	annual aggregate

10.3.2    Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type (excluding flood), including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3    Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4    Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4      Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best’s Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; and (v) be in form and content reasonably acceptable to Landlord. Tenant shall give Landlord at least thirty (30) days prior written notice of any policy cancellation. Tenant shall deliver certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, and such failure continues for three (3) business days following written notice to Tenant, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

-27-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

10.5      Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6      Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11.	DAMAGE AND DESTRUCTION

11.1      Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty expected to cost more than $10,000 to repair (“Material Damage”). If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any Material Damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2      Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect

-28-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (unless such shortfall is a result of Landlord’s failure to maintain the insurance that Landlord is required to maintain pursuant to Section 10.2 above); (iv) material damage occurs during the last twelve (12) months of the Lease Term (unless Tenant has validly exercised or exercises an option to extend the Lease Term); or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no later than sixty (60) days after receipt of the Landlord Repair Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises are unfit for occupancy, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within one hundred eighty (180) days after being commenced, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no later than sixty (60) days after receipt of the Landlord Repair Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or any of the Tenant Parties; (b) no Event of Default has occurred and is continuing; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3      Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.            NONWAIVER. No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.            CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any

-29-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14.	ASSIGNMENT AND SUBLETTING

14.1      Transfers. Except in connection with a Permitted Transfer (as that term is defined in Section 14.8 below), Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant, its wholly-owned subsidiaries, its Clients and Business Partners (as defined in Section 14.9 below), and their respective employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord , provided that such fees shall not exceed Two Thousand Five Hundred Dollars ($2,500) for any such Transfer request made in the ordinary course, and no such fee shall be payable in connection with a Permitted Transfer.

14.2      Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall respond to Tenant’s request for a Transfer within thirty (30) days of Landlord’s receipt of the information required under Section 14.1. If Landlord fails to respond within such thirty (30) day period, Tenant may send a second written request, which request shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES

-30-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

TENANT’S SECOND NOTICE OF ITS REQUEST FOR CONSENT TO A TRANSFER PURSUANT TO SECTION 14.2 OF THE LEASE; LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S CONSENT TO THE REQUESTED TRANSFER.” If Landlord fails to respond to such second notice within five (5) business days of receipt, Tenant’s request for the applicable Transfer shall be deemed approved. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1     The Transferee is, in Landlord’s commercially reasonable business judgment, of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2     The Transferee is either a governmental agency or instrumentality thereof;

14.2.3     The Transferee is not, in Landlord’s commercially reasonable business judgment, a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4     The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (subject to Section 29.13 below) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3       Transfer Premium. If Landlord consents to a Transfer constituting an assignment of the Lease or a sublease to the Premises, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements or alterations made to the Subject Space in connection with such Transfer, (ii) any free base rent or other reasonable economic considerations provided to the Transferee, (iii) brokerage commissions and marketing expenses paid in connection with such Transfer, (iv) reasonable legal fees incurred in connection with such Transfer, and (v) any amounts payable to Landlord under Section 14.1 above. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. No Transfer Premium shall be payable in connection with any Permitted Transfer.

14.4       Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably

-31-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. If Landlord elects to recapture the Premises, then Tenant may, within five (5) business days following such election by Landlord, rescind its Intention to Transfer Notice, in which case Landlord’s recapture of the Premises with respect to such Intention to Transfer Notice shall be null and void and this Lease shall continue to full force and effect and Tenant shall not proceed with the Transfer contemplated by the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5       Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times, at Tenant’s offices, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof (provided that Tenant shall have no obligation to make copies thereof). If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6       Additional Transfers. For purposes of this Lease, but subject to Section 14.8 below, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. Notwithstanding the foregoing, a merger or consolidation of any of Tenant’s wholly-owned subsidiaries into Tenant shall not be deemed a Transfer, provided that Tenant is the surviving entity following such transaction.

-32-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

14.7       Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If an Event of Default occurs and is continuing, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8       Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (and any subsequent exchange or sale of Tenant’s stock in any amount on a nationally-recognized stock exchange), (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above (except where such disclosure is prohibited by applicable law, in which event Tenant shall provide such notification and documents as soon as allowed by applicable law), (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) with respect to a transaction described in the foregoing items (C) or (D), such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (v) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

14.9       Collaborators. Notwithstanding anything in this Article 14 to the contrary, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, without being subject to Landlord’s rights and Tenant’s obligations set forth in Sections 14.1 through 14.6 above, upon not less than ten (10) days’ prior written notice thereof to Landlord, but without Landlord’s consent, Tenant may permit Collaboration (as hereinafter defined) by Permitted Transferees and/or Clients and Business Partners (as hereinafter defined), without the same constituting a Transfer. The term “Clients and Business Partners” means persons or entities who are occupying or using portions of the Premises and are either (a) performing services for Tenant as subcontractors under Tenant’s contracts, (b) personnel employed by persons or entities for whom Tenant is performing services on a contractual basis, or (c) personnel employed by persons or entities with whom Tenant is engaged in a joint venture or joint teaming effort. The term “Collaboration” means the use of portions of the Premises by Permitted Transferees and/or Clients and Business Partners, if, with respect to such Clients and Business Partners, such use is in connection with the services being provided to Tenant by the applicable Clients and Business Partners, the services being provided to the applicable

-33-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

Clients and Business Partners by Tenant, or the services being jointly provided by Tenant and the applicable Clients and Business Partners; provided, however, that no Permitted Transferees or Clients and Business Partners shall be deemed to be engaging in Collaboration if such Permitted Transferees or Clients and Business Partners enter into a sublease with Tenant (as opposed to a provision in a contract for goods or office services that contemplates co-location) or has any written leasehold interest in the Premises or any portion thereof. Any Collaboration shall be on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no individual or entity shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (iii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants, and (iv) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Tenant agrees to notify Landlord, promptly upon Landlord’s written request therefor, as to the approximate amount of Collaboration by Permitted Transferees and/or Clients and Business Partners and to certify to Landlord that such use or occupancy constitutes Collaboration by Permitted Transferees and/or Clients and Business Partners and does not constitute a sublease, assignment or other leasehold interest. Notwithstanding the foregoing, Tenant shall not have the right to engage in Collaboration with respect to any particular Permitted Transferees and/or Clients and Business Partners as aforesaid if such Permitted Transferees and/or Clients and Business Partners are engaged in a business, or the Premises will be used in a manner, that is inconsistent with the Permitted Use. For purposes of this Lease, the acts or omissions of the employees or other personnel of Permitted Transferees and Clients and Business Partners shall be deemed to be the acts or omissions (as applicable) of Tenant’s employees. Under no circumstances shall any Clients and Business Partners have any right to exterior Building signage in connection with this Lease.

15.         SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1       Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2       Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (provided that Tenant, in its sole discretion, may remove all of Tenant’s personal property, at any time, regardless of any such election by Landlord), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3       Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least sixty (60) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract reasonably approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials for which Tenant is responsible for pursuant to this Lease; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is

-34-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

required under any Environmental Laws in connection with any Hazardous Materials for which Tenant has responsibility under this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4       Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws (to the extent such compliance is expressly Tenant’s responsibility under this Lease) and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16.         HOLDING OVER. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express written consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the initial two (2) months of such holdover, and (ii) two hundred percent (200%) thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the early termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17.         ESTOPPEL CERTIFICATES. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, provided that nothing in any estoppel certificate shall amend the terms and conditions of this Lease, but Tenant shall be estopped from claiming any fact set forth in a signed estoppel certificate is untrue), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. At any time during the Lease Term, but, for so long as no Event of Default is continuing, not more than once per Lease Year except in connection with any sale or financing of the Building or in connection with Tenant’s request for Landlord’s consent to an Alteration, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles (or such other generally accepted reasonable and customary accounting method, consistently applied) and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other

-35-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.         SUBORDINATION. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19.         DEFAULTS; REMEDIES

19.1       Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1     Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice from Landlord to Tenant; or

19.1.2     Except as otherwise specifically set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3     Abandonment of all or substantially all of the Premises by Tenant; or

19.1.4     The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2     Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1     Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any

-36-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)       The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)       The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)       The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)       Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)       At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2     Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3     Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3     Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4     Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or

-37-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5       Landlord Default.

19.5.1     General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2     Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.         COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21.         LETTER OF CREDIT

21.1     Delivery of Letter of Credit. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable

-38-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit F, payable in the City of San Diego, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord, which bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto) (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2, below, all as set forth more particularly hereinbelow. Silicon Valley Bank is hereby deemed an approved Bank as of the date of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing. Tenant shall have no right to voluntarily replace the L-C without Landlord’s prior written approval, in Landlord’s sole and absolute discretion. Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L-C (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys’ fees shall be payable by Tenant to Landlord within ten (10) days of billing. If Landlord approves any replacement or substitute letter of credit, Landlord shall return the L-C then held by Landlord within one hundred twenty (120) days following Landlord receipt of the replacement or substitute L-C tendered by Tenant.

21.2       In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. The L-C must provide that presentation of a drawing under the L-C may be made by hand delivery, courier service, overnight mail, or facsimile. Tenant further covenants and warrants as follows:

21.2.1     Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.2.2     No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3     Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4     Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held

-39-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5     Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within fifteen (15) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3     Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord in writing that the L-C will not be renewed or extended through the LC Expiration Date and Tenant has not replaced the L-C with a new L-C satisfying the conditions of this Article 21, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1, below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5, above, or Section 21.6, below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder (beyond any applicable notice and cure periods, unless any of the events identified in Sections 21.3(B) through (E) shall have occurred, in which event Landlord may immediately draw upon the L-C notwithstanding any notice and cure period) or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post a replacement L-C simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall, upon request, confirm in writing to the issuer of the L-C Security that Landlord’s draw was erroneous. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor

-40-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4         Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5         Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Sections 21.3(D) or (E), above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6         Bank Placed Into Receivership.

21.6.1     Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within fifteen (15) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 or (ii), in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing fifteen (15) business day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on the part of Landlord to pay any interest thereon. If Tenant fails to comply in any respect with the requirements of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to (a) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen (15) business day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Deposit until such time as such default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of this Lease or at law, and (c) pursue any and all remedies available to it under this Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Deposit, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the

-41-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2     FAILURE TO REPLACE L-C; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS TO REPLACE THE L-C PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, ABOVE, AND TENANT DOES NOT PROVIDE THE “INTERIM CASH DEPOSIT” AS DEFINED IN 21.6.3, BELOW, WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, BELOW, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TEN PERCENT (110%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE THAT OCCURS FIFTEEN (15) BUSINESS DAYS FOLLOWING THE DATE TENANT RECEIVES THE LC REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LC REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT L-C TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH L-C REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE L-C AMOUNT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY REPLACE THE L-C FOLLOWING THE LC REPLACEMENT NOTICE AS REQUIRED IN SECTION 21.6.1, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.6.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.6.2.

21.6.3     Interim Cash Deposit. In the event that Tenant is required to provide a substitute or replacement L-C pursuant to the terms of this Article 21 but Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute or replacement L-C from an issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the applicable time period required by this Article 21, Tenant may deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”). During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease beyond any applicable notice and cure period expressly set forth in this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall pay to Landlord, within five (5) business days of Landlord’s demand, any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to do so shall constitute a default under

-42-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

this Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

22.            ROOFTOP RIGHTS. Tenant may, in accordance with, and subject to (A) reasonable construction rules and regulations promulgated by Landlord and provided to Tenant, (B) the Building standards therefor, and (C) the terms and conditions set forth in this Lease (including, without limitation, Article 8 and this Article 22), Tenant may install, repair, maintain and use, at Tenant’s sole cost and expense, without the payment of Rent (other than costs allowed to be included in Direct Expenses pursuant to Article 4 of this Lease), one (1) or more antenna or other telecommunications equipment on the roof of the Building for the receiving and transmitting of signals or broadcasts servicing the business conducted by Tenant from within the Premises (the “Rooftop Equipment”). Tenant shall be solely responsible for any and all costs incurred or arising in connection with the Rooftop Equipment, including but not limited to costs of electricity and insurance related to the Rooftop Equipment, and Tenant shall ensure that such Rooftop Equipment shall not interfere with the operation of (or preclude the installation of) other equipment on the roof of the Building. Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Rooftop Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Rooftop Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. The physical appearance, size and location of the Rooftop Equipment shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, and Landlord may require Tenant to install screening around such Rooftop Equipment, at Tenant’s sole cost and expense. Tenant shall service, maintain and repair such Rooftop Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord no less than thirty (30) days’ prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Rooftop Equipment, including any third-party consultant fees. Tenant’s rights under this Article 22 shall terminate and shall be of no further force or effect upon the expiration or earlier termination of this Lease. Prior to the expiration or earlier termination of this Lease, Tenant shall remove any Rooftop Equipment and restore the affected portion of the rooftop to the condition the rooftop would have been in had no such Rooftop Equipment been installed (reasonable wear and tear and damage from casualty that is Landlord’s obligation to repair pursuant to Article 11 excepted). Such Rooftop Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of such Rooftop Equipment, including, without limitation, any damage to any portion of the roof or roof membrane and any penetrations to the roof, except to the extent arising from the gross negligence or willful misconduct of any of the Landlord Parties. Landlord and Tenant hereby acknowledge and agree that Landlord shall have no liability in connection with Tenant’s use, maintenance and/or repair of such Rooftop Equipment. The Rooftop Equipment shall, in all instances, comply with all applicable laws. Tenant shall not be entitled to license its Rooftop Equipment to any third party other than a Permitted Transferee, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of the Rooftop Area and/or such Rooftop Equipment by any third party, in excess of the sublease rents otherwise payable in accordance with any subletting of all or a portion of the Premises. Tenant’s right to install such Rooftop Equipment shall be non-exclusive with Landlord, and Tenant hereby expressly acknowledges Landlord’s continued right, at Landlord’s sole cost and expense (and not as an Operating Expense) (i) to itself utilize any portion of the rooftop of a Building, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided that from and after the Lease Commencement Date, Landlord shall not permit any lessee, licensee or

-43-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

other permitted user of rooftop space to interfere with Tenant’s business operations at the Project, Tenant’s Rooftop Equipment, or any of the Tenant’s rights under this Lease in connection with any such activities.

23.            SIGNS

23.1         Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, (i) Landlord shall install Tenant identification signage on the existing monument sign located at one of the Project’s entryways, at Landlord’s sole cost and expense (and not as an Operating Expenses), and (ii) Tenant may install one (1) non-exclusive Building top sign at Tenant’s sole cost and expense (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.2, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2         Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “Decipher Biosciences, Inc.”

23.3         Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4         Termination of Right to Tenant’s Signage. The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

24.            COMPLIANCE WITH LAW

24.1 Tenant’s Compliance with Law Obligations. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises (provided the Tenant Improvements were in compliance with Applicable Laws on the date Landlord firsts submits the “Approved Working Drawings” to the appropriate municipal authorities for the “Permits,” as those terms are defined in the Tenant Work Letter), or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by specific Alterations made by Tenant to the Premises (and would not have been triggered by just any Alteration made by Tenant to the Premises), or triggered by Tenant’s specific use of the Premises (and would not have triggered by just any use of the Premises) (collectively, “Tenant’s Compliance with Law Obligations”). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and

-44-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with Tenant’s Compliance with Law Obligations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to this Article 24, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards identified in a CASp report requested by Tenant; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards identified in a CASp report requested by Tenant, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

24.2         Landlord’s Compliance with Law Obligations. Landlord shall comply with all applicable laws relating to the Base Building and Common Areas, provided that compliance with such applicable laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above.

25.            LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

26.            LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1         Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

-45-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

26.2         Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days of delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.            ENTRY BY LANDLORD. Subject to Landlord’s delivery to Tenant of an executed form attached hereto as Exhibit H (except in the case of an emergency), Landlord reserves the right at all reasonable times and upon at least one (1) Business Day’s prior written notice (which may be by email) to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain particularly valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Unless requested by Tenant, Landlord need not maintain or repair such secured areas. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. In making any such entry (other than in an emergency), Landlord shall use commercially reasonable efforts to avoid interference with Tenant’s business operations and to follow Tenant’s reasonable security and safety measures that Landlord has prior notice of.

28.            TENANT PARKING. Tenant shall have the right, without any additional charge during the Lease Term (except to the extent of costs included in Direct Expenses), to use the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities, except to the extent arising from the gross negligence or willful misconduct of any of the Landlord Parties.

29.            MISCELLANEOUS PROVISIONS

29.1         Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2         Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

-46-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

29.3         No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4         Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever commercially reasonable documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5         Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations accruing hereunder after the date of transfer, provided that such transferee has, in writing, fully assumed liability for all obligations of this Lease to be performed by Landlord after the date of such transfer, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6         Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7         Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8         Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9         Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10         Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11         Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, then so far as is reasonable and possible the remainder of this Lease shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

29.12         No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13         Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and

-47-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom.

29.14         Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15         Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16         Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17         Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18         Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP LIFE SCIENCE REIT, IN

c/o HCP, Inc.

1920 Main Street, Suite 1200

Irvine, CA 92614

-48-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

Attn: Legal Department

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

Notwithstanding the foregoing, the party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail (provided that such email notice shall not constitute a formal notice under the terms of this Section 29.18).

29.19         Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20         Authority. If either Landlord or Tenant is a corporation, trust or partnership, each individual executing this Lease on its behalf hereby represents and warrants that it is a duly formed and existing entity qualified to do business in the State of California and that it has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant shall, within ten (10) days after Landlord’s request thereof following execution of this Lease, deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California (provided that Tenant shall only be required to deliver such information one time during the Lease Term).

29.21         Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22         Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23         Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24         Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or

-49-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25         Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26         Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

29.27         Counterparts; Electronic Signatures. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Delivery of an executed counterpart of this Lease by email shall be as effective as delivery of a manually executed counterpart hereto. This Lease may be executed by a party’s signature transmitted by email, and copies of this Lease executed and delivered by means of emailed signatures shall have the same force and effect as copies executed and delivered with original signatures. All parties hereto may rely upon emailed signatures (including signatures in Portable Document Format) as if such signatures were originals.

29.28         Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. The foregoing shall not apply to any disclosures required by laws, regulations or rules during any time that the shares of the tenant hereunder (whether the named Tenant or a transferee) are traded on a on a nationally-recognized stock exchange. Tenant may additionally release such information to bona fide prospective purchasers, lenders, assignees, or subtenants, subject to any such parties’ written agreement to be bound by the terms of this Section 29.28.

29.29         Development of the Project.

29.29.1     Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional commercially reasonable documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2     Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction; provided, however, in undertaking any such construction, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises, Tenant’s access to the Premises, or any other rights Tenant has under this Lease.

29.30         No Violation. Each of Landlord and Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each of Landlord and Tenant shall protect, defend, indemnify and

-50-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

hold the other harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from its breach of this warranty and representation.

29.31       Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32       Communications and Computer Line. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:
HCP LIFE SCIENCE REIT, INC., a Maryland corporation		DECIPHER BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Michael Dorris	By:	/s/ Tina Nova, PhD
Michael Dorris		Tina Nova, PhD
Print Name		Print Name

Its:	Vice President	Its:	President & CEO

By:
Print Name
Its:

-51-	SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

EXHIBIT A

SORRENTO HIGHLANDS

OUTLINE OF PREMISES

EXHIBIT A	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

EXHIBIT A-1

SORRENTO HIGHLANDS

PROJECT SITE PLAN

EXHIBIT A	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

EXHIBIT B

SORRENTO HIGHLANDS

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

1.1       Tenant Improvements. Landlord and Tenant have approved the space plan and reflected ceiling plan for the Premises prepared by Ferguson Pape Baldwin Architects, dated May 2, 2019, and the associated TI Scope List dated May 21, 2019 (collectively, the “Space Plan”), a copy of which is attached hereto as Schedule 1. Within five (5) business days following the date Tenant executes this Lease, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information necessary to allow the Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (the “Permits”) and in a manner consistent with, and which are a logical extension of, the Space Plan (collectively, the “Working Drawings”). Landlord shall supply Tenant with electronic and hard copies of the Working Drawings within three (3) business days of their completion. Tenant shall advise Landlord within seven (7) business days after Tenant’s receipt of such copies of the Working Drawings if the same are not consistent with the Approved Space Plan or incomplete in any material respect. If Landlord is so advised, Landlord shall promptly cause the Working Drawings to be revised to make them consistent with, or a reasonable extension of, the Approved Space Plan, it being the parties’ intention that the Working Drawings will be a natural and logical evolution of the Approved Space Plan. Landlord shall then re-submit the revised Working Drawings to Tenant in the format prescribed above, and Tenant shall thereafter respond within the same timeframe set forth above, with the process repeating until Tenant approves or is deemed to have approved the Working Drawings (the “Approved Working Drawings”). Landlord, at its sole cost and expenses (except as expressly provided in this Tenant Work Letter), shall construct the improvements in the Premises (the “Tenant Improvements”) using Building standard methods, materials, and finishes pursuant to the Approved Working Drawings. Tenant shall make no changes or modifications to (i) the Space Plan or (ii) once completed and approved, the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 4.1 of this Tenant Work Letter, of the Premises or increase the cost of designing or constructing the Tenant Improvements, provided, however, that if Tenant agrees in writing that any such delay shall be a “Tenant delay” subject to Section 4.2 of this Tenant Work Letter and/or Tenant agrees in writing to deposit such additional costs with Landlord or apply the Improvement Allowance (defined in Section 2.2 below), then Landlord shall not unreasonably withhold, condition or delay its approval to such changes. On the Lease Commencement Date, the Premises, Base Building, and the Common Areas (including the so-called “path of travel”) shall have been constructed in a good and workmanlike manner, and in compliance with applicable laws for unoccupied space as of the date of the Lease to the extent required to allow Tenant to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use.

EXHIBIT B	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

SECTION 2

TENANT CHANGES; ADDITIONAL ALLOWANCE

2.1       Tenant Changes. In the event that after Tenant’s execution of this Lease, any revisions, changes, or substitutions (“Tenant Changes”) shall be made by Tenant (subject to Landlord’s approval) to (i) the Space Plan, (ii) the Approved Working Drawings (once the same are completed and approved), or (iii) the Tenant Improvements or in the event that Tenant requests revisions, changes, or substitutions which cause the Approved Working Drawings to not be a logical extension of the Space Plan, then any additional costs which arise in connection with such revisions, changes or substitutions which would cause the cost to construct the Tenant Improvements to exceed Two Million Seven Hundred Ninety Thousand Four Hundred Seventy and No/100 Dollars ($2,790,470.00) (such excess, the “Over-Allowance Amount”) shall be paid by Tenant to Landlord within ten (10) business days of Landlord’s written request or, at Tenant’s election, Tenant may apply the Improvement Allowance to the cost of such changes pursuant to Section 2.2, below. Upon Tenant’s request for any such change, Landlord shall provide an good faith but non-binding estimate of any increased costs or delays resulting therefrom, and Tenant shall thereafter have two (2) business days to approve such change or withdraw its request.

2.2       Additional Allowance. Tenant shall, but only if so elected by Tenant in writing prior to the Lease Commencement Date, be entitled to a one-time improvement allowance in an amount not to exceed Seven Hundred Nine Thousand Six Hundred and 00/100 Dollars ($709,600.00, i.e., $25.00 per each of the rentable square feet of the Premises) (the “Improvement Allowance”) to pay for any Tenant Changes. In the event Tenant exercises its right to use all or any portion of the Improvement Allowance, the initial monthly installment of Base Rent for the Premises (as otherwise set forth in Section 4 of the Summary of Basic Lease Information) shall be increased by an amount equal to the “Additional Monthly Base Rent,” as that term is defined hereinbelow. The “Additional Monthly Base Rent” shall be the sum of an amount equal to the missing component of an annuity, which annuity shall have (i) such actual amount of the Improvement Allowance utilized by Tenant as the present value amount, (ii) seventy (70) as the number of payments, and (iii) 0.006667, which is equal to eight percent (8%) divided by twelve (12) months per year, as the monthly interest factor. In the event Tenant uses any portion of the Improvement Allowance, then Landlord and Tenant shall promptly execute an amendment to this Lease setting forth, to the extent applicable, the amount of the Improvement Allowance and the Additional Monthly Base Rent computed in accordance with this Section 2.1.1.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements, other than claims for breach of this Lease arising out of a breach of the express provisions hereof.

SECTION 4

COMPLETION OF THE TENANT IMPROVEMENTS; LEASE COMMENCEMENT DATE

4.1       Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises in a good, workmanlike manner, pursuant to the Approved Working Drawings and in compliance with applicable laws to the extent required to allow Tenant to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor. Landlord shall thereafter obtain a certificate of occupancy, or its legal equivalent, for the Premises within the time required pursuant to applicable laws. “Punch list” items are limited to minor and insubstantial defects in the Tenant Improvements that do not prohibit Tenant’s

EXHIBIT B	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

occupancy or unreasonably interfere with Tenant’s use of the Premises for the Permitted Use. Landlord shall promptly correct any punch list items in a reasonable time period and shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises in so correcting any punch list items.

4.2       Delay of the Substantial Completion of the Premises. Except as provided in this Section 4.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 4.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in of the Lease, beyond November 1, 2019, as a direct, indirect, partial, or total result of:

4.2.1       Tenant’s failure to timely approve any matter requiring Tenant’s approval;

4.2.2 A       breach by Tenant of the terms of this Tenant Work Letter or the Lease;

4.2.3       Tenant’s approval of changes to the Approved Working Drawings which cause a delay in Substantial Completion;

4.2.4       Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

4.2.5       Tenant’s failure to timely pay Landlord any amounts required pursuant to Section 2 of the Tenant Work Letter; or

4.2.6       Any other negligent acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred, but in no event shall the date of Substantial Completion be sooner than November 1, 2019, regardless of any such Tenant delays. Notwithstanding the foregoing, no Tenant delay shall be deemed to have occurred unless Landlord gives Tenant notice of such delay and Tenant fails to act to cure the delay or refrain from the action causing the delay within one (1) business days of such notice.

SECTION 5

MISCELLANEOUS

5.1       Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not materially interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises at least thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing its equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1.

5.2       Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises, at no additional cost to Tenant.

EXHIBIT B	SORRENTO HIGHLANDS
-3-	[Decipher Biosciences, Inc.]

5.3       Tenant’s Representative. Tenant has designated Brent Vetter as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.4       Landlord’s Representative. Landlord has designated Jeff Sobczyk as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.5       Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers shall be union labor in compliance with the then existing master labor agreements.

5.6       Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.7       Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B	SORRENTO HIGHLANDS
-4-	[Decipher Biosciences, Inc.]

SCHEDULE 1 TO EXHIBIT B

SPACE PLAN

SCHEDULE 1 TO
EXHIBIT B	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

HCP Life Science Estates 420 Stevens Avenue. Suite 170 Solana Beach. CA 92075

Decipher BioSciences. San Diego

6925 Lusk Blvd. - TI Scope List

May 21, 2019

Based on floor plan by FPBA dated May 2, 2019

GENERAL

1.	Access to (1) existing loading and storage area.

2.	Access to (2) existing exit stairs and (1) existing lobby stair.

3.	Access to (2) existing elevators.

4.	Access to proportionate share of emergency power as described in lease.

5.	Access to campus fitness center and outdoor amenity areas.

6.	(1) set of existing Herculite double doors serving Tenant Reception Area and (2) existing wood double doors serving existing lab/office corridor.

OFFICE AREAS

1.

(1) open office area, (1) reception area, (13) private offices, (3) medium conference rooms, (2) large conference rooms (this mcludes (1) existing), (1) printer/copier alcove, (1) IT work room, (1) server room, (1) office storage room, (1) break room storage room, (1) phone/wellness room, (1) break area. (1) finished expansion open office area.

2.

Open office area (excluding finished expansion open office area) and break room will include floating ceiling grid feature consisting of standard 2x4 ceiling grid, axiom trim and reuse of existing linear lighting fixtures.

3.	Finished expansion open office area will be open to structure with HVAC, carpet, base and linear lighting fixtures to match existing.

4.	Full height storefront glazing with full length header above and bi-directional swing doors at separation between break area and open office area.

5.

Conference rooms to feature solid doors, large aluminum framed sidelites with butt glazing and frosted film, full height walls, (1) floor core per conference room for power and tel-data (location to be coordinated with tenant furniture plan). Conference room furnishings and equipment by Tenant.

6.

Open office areas for workstations (workstation count TBD by Tenant) with floor poke-throughs for power/tel-data to workstations (locations to be coordinated with tenant furniture plan). Final power connection to workstations, IT cabling, and furniture including file cabinets and shelving by Tenant.

7.

(13) private offices with wood swinging doors 8’ height, office fronts with 8’ height glass to bottom of drywall soffit, drywaII soffit to underside of deck, power and data rough-in, adjoining walls 6”above ceilling grid, full height walls at CEO office, rubber base, standard 2x2 light fixtures and 2x2 standard ceiling grid.

8.	(1) print/copy alcove with plastic laminate lower cabinetry with plastic laminate countertop along (1) wall, power and data rough-in.

9.	(1) server room with VCT flooring, rubber base, standard 2x2 light fixtures and 2x2 standard ceiling grid.

10.	(1) IT work room with VCT flooring, rubber base, standard 2x2 light fixtures and 2x2 standard ceiling grid.

Turn Key Exhibit - Decipher Biosciences

SCHEDULE 1 TO
EXHIBIT B	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

HCP Life Science Estates 420 Stevens Avenue. Suite 170 Solana Beach. CA 92075

11.	(1) office storage room with VCT flooring, rubber base, standard 2x2 light fixtures and 2x2 standard ceiling grid.

12.

(1) break room with LVT flooring. supplemental down lights or pendant lights, plastic laminate upper and lower cabinets with solid surfacing countertops, break room island with solid surface top and metal base, stainless steel sink, ADA height dishwasher, plumbing for refrigerator, power and data rough-in. All appliances by Tenant.

13.	(1) phone/wellness room with plastic laminate countertop and power for under counter refrigerator, carpet, rubber base, standard 2x2 light fixtures and 2x2 standard ceiling grid.

14	All furniture, fixtures and equipment (FF&E) by Tenant.

LAB AREAS

1.	Lab General

(1) Accessioning Lab with (7) lab benches and open meeting area (furniture by tenant); (1) Post - PCR lab with (2) lab benches; (1) Histology room with (1) sink and (1) 6’ fume hood; (1) lab storage room; (1) freezer farm room; (1) storage room adjacent to north stairs.

2.

Lab benches and fixed casework finishes consist of painted metal cabinets with chemical resistant tops, drop-in stainless steel sinks, metal reagent shelves, drying racks, wire mold 400 with power and empty channel for Tenant’s data vendor rough-in. CA, VAC and fixtures per plan. Lab sinks will have ICW.

3.	Lab areas consist of VCT flooring w/ rubber base, 1x4 recessed LED light fixtures throughout, semi- gloss painted walls, standard 2x4 light fixtures and standard lab unperforated 2x4 ceiling grid.

4

Post-PCR Lab area consists of VCT flooring w/ rubber base, semi-gioss painted walls, fixed lower metal casework along (2) walls, standard 2x4 light fixtures and standard lab unperforated 2x4 ceiling grid.

5.	Histology area to receive fixed lower cabinet casework along (2) walls; (1) 6’ fume hood, standard 2x4 light fixtures and standard lab unperforated 2x4 ceiling grid.

6.	Histology Lab air to be segregated from other areas. Needs to have very low velocity to avoid disrupting delicate slides.

7.	Freezer Farm Room consists of VCT flooring w/ rubber base, semi-gloss painted walls, power outlets in wall-mounted raceways, standard 2x4 light fixtures and standard lab unperforated 2x4 ceiling grid.

8.	Piping scope includes VAC pump, CA system and piping. Milli-Qs by Tenant.

9.	Biosafety cabinets, freezers and all other equipment by Tenant.

10.	Emergency power provided per Item 4. under General above.

11.	Freestanding safety showers/eyewash stations as required by code.

EXCLUDES

•	Ceiling structure mounted vertical poles to support/hang flat screen monitors

•	Operable felt partition system or hanging felt baffles

•	Decorative feature walls

•	Glass marker boards

•	Static dissipative tile

•	New carpet in open office areas, private offices or conference rooms unless otherwise noted above

•	New shades/blinds at exterior windows, conference rooms or private offices

•	AV/lT racks and cabling

•	TVs, projectors or projection screens unless specifically noted in plans.

•	Furniture, including any file cabinets

•	Security System

Turn Key Exhibit - Decipher Biosciences

SCHEDULE 1 TO
EXHIBIT B	SORRENTO HIGHLANDS
-3-	[Decipher Biosciences, Inc.]

HCP Life Science Estates 420 Stevens Avenue. Suite 170 Solana Beach. CA 92075

•	Communication System

•	UPS System

•	Tenent FF&E

•	Nitrogen sources and piping

•	CO2 sources and piping

•	Milli-QS

•	Equipment including but not limited to:

•	Freezers

•	Biosafety cabinets and associated exhausting

•	Steam generator

•	Autoclaves

•	Exhaust hoods unless specifically noted in plans.

•	Glass washers

•	Ice Makers

•	Exterior windows, window treatments, tint or paint

•	Signage, other than code required

Turn Key Exhibit - Decipher Biosciences

SCHEDULE 1 TO
EXHIBIT B	SORRENTO HIGHLANDS
-4-	[Decipher Biosciences, Inc.]

EXHIBIT C

SORRENTO HIGHLANDS

NOTICE OF LEASE TERM DATES

To:

Re:

Lease dated ________________, 20__ between _________________, a __________________ (“Landlord”), and _________________________, a _________________________ (“Tenant”) concerning Suite ______ on floor(s) _______________ of the building located at _________________________, California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on ____________________ for a term of _________________ ending on ______________.

2.	Rent commenced to accrue on _______________, in the amount of _______________.

3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to _________ at _____________.

5.	The exact number of rentable/usable square feet within the Premises is _____________ square feet.

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is __________ %.

“Landlord”:

,
a

By:
Its:

EXHIBIT C	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

Agreed to and Accepted as
of , 20 .

“Tenant”:

a

By:
Its:

EXHIBIT C	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

EXHIBIT D

SORRENTO HIGHLANDS

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of __________, 20__ by and between __________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at __________________, California, certifies, as of the date hereof, as follows:

1.        Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ______________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project except as expressly set forth in the Lease.

3.        Base Rent became payable on _________________.

4.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.        Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.        All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _____________. The current monthly installment of Base Rent is $_____________________.

8.        To the undersigned’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions (except as expressly set forth therein) or to pay any leasing brokerage commissions.

9.        No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

EXHIBIT D	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

10.      As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.      If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.      There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.      To the undersigned’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.      To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 20__.

“Tenant”:

,

a

By:
Its:

By:
Its:

EXHIBIT D	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

EXHIBIT E

SORRENTO HIGHLANDS

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:
Lease Address:

Lease Type (check correct box – right click to properties):	☐	Primary Lease/Lessee Sublease from:
	☐	Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0	HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? ☐ Yes ☐ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids

☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics

☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides

☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid

☐	Cryogenic liquids – oxidizing	☐	Compressed gas – toxic	☐	Reactives - unstable or water reactive

☐	Corrosives - solid or liquid	☐	Compressed gas – corrosive	☐	Toxics - solid or liquid

2-2.

For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

EXHIBIT E	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, &

2-3.	Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4.	Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter

EXHIBIT E	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation

3.0	HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous wastes (be) generated?     ☐  Yes    ☐  No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3-1.	Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3.2	List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX, MONTHLY QUANTITY with units	DISPOSITION [e.g., off site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)
		RCRA listed (federal)	Non- RCRA (CAlif- ornia ONLY or recycle
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐

3-3.	Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐

3-4.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5.

Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

☐ Yes    ☐ No

If YES please list/describe:

EXHIBIT E	SORRENTO HIGHLANDS
-3-	[Decipher Biosciences, Inc.]

4.0	OTHER REGULATED WASTE (i.e. REGULATED BIOLOGICAL WASTE referred to as “Medical Waste” in California)

4-1.	Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.

4-2.	Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with > Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with > Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with > Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste otherwise regulated as RCRA chemical waste

4-3. What vendor will be used for off-site autoclaving and/or incineration?

4-5. Do you have a Medical Waste Permit for this site?	☐	Yes	☐	No, not required.

	☐	No, but an application will be submitted.

5.0	UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)

5-1.

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?    ☐ Yes    ☐  No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE:

The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

5-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet

If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5-4.	If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked,

EXHIBIT E	SORRENTO HIGHLANDS
-4-	[Decipher Biosciences, Inc.]

please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

☐ Yes    ☐ No

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

☐ Yes    ☐ No

For new tenants, are installations of this type required for the planned operations?    ☐ Yes    ☐ No

If YES to either question in this section 5-6, please describe.

6.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0	OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.

Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

☐ Yes    ☐ No    ☐ No, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2.

Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are > 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of > 1,000 cubic feet); > 55 gallons if any one type of hazardous chemical liquid; and >500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if the diesel tank size is > 55 gallons and it is permitted under the tenant (rather than under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

EXHIBIT E	SORRENTO HIGHLANDS
-5-	[Decipher Biosciences, Inc.]

☐ Yes    ☐ No, not required.    ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.

If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3. NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name: Title:

Date:

Telephone:

EXHIBIT E	SORRENTO HIGHLANDS
-6-	[Decipher Biosciences, Inc.]

EXHIBIT F

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________

ISSUE DATE: ____________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:

AMOUNT:                          US$ (____________ AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:                     ____________

PLACE OF EXPIRATION:             ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR DRAFT DRAWN AT SIGHT AND PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.    THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.        BENEFICIARY’S SIGNED AND DATED STATEMENT STATING ANY ONE OF THE FOLLOWING:

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

(A) “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD(INSERT) IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED ____________ BY AND BETWEEN BENEFICIARY AND APPLICANT (AS TENANT UNDER THE LEASE), AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

(B) “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT STANDBY LETTER OF CREDIT NUMBER SVBSF______ WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A NEW LETTER OF CREDIT SATISFACTORY TO BENEFICIARY AT LEAST 60 DAYS PRIOR TO THE CURRENT EXPIRY DATE.”

OR

(C) “THE UNDERSIGNED HEREBY CERTIFIES THAT TENANT HAS FILED A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE”.

OR

(D) “THE UNDERSIGNED HEREBY CERTIFIES THAT AN INVOLUNTARY PETITION HAS BEEN FILED AGAINST TENANT UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE.”

OR

(E)”THE UNDERSIGNED HEREBY CERTIFIES THAT TENANT HAS REJECTED, OR DEEMED TO HAVE REJECTED, THAT CERTAIN OFFICE LEASE DATED MAY 9, 2019 BY AND BETWEEN BENEFICIARY AND APPLICANT, AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

NOTWITHSTANDING THE EXPIRATION DATE IDENTIFIED ABOVE IN THIS LETTER OF CREDIT, THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND ____________.

ALL DEMANDS FOR PAYMENT SHALL BE MADE EITHER IN PERSON OR BY OVERNIGHT DELIVERY SERVICE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- ---- OR (408) --- ----, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT BUT SUCH PAYMENT BY APPLICANT SHALL NOT BE A CONDITION TO TRANSFER. ANY TRANSFER OF THE LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF DEMAND FOR PAYMENT IS PRESENTED BY 10 A.M. CALIFORNIA TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY ISSUING BANK TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE NEXT FOLLOWING BUSINESS DAY AFTER THE DATE OF PRESENTMENT. IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OF THE AMOUNT OF SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE SECOND BUSINESS DAY AFTER THE DATE OF PRESENTMENT.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF ANY SUCH DOCUMENTS OR CERTIFICATIONS.

IF THE ORIGINAL AND/OR ANY AMENDMENTS THERETO OF THIS STANDBY LETTER OF CREDIT NO. SVBSF______ ARE LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO. SVBSF ______ UPON OUR RECEIPT OF YOUR INDEMNITY LETTER IN THE FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. IF THE ORIGINAL OF

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

THIS STANDBY LETTER OF CREDIT IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________

EXHIBIT A

FORM OF TRANSFER FORM

DATE: ____________

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT: ____________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Signature)

(Telephone Number)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

EXHIBIT B

                                 , 2018

Silicon Valley Bank

3003 Tasman Drive

Santa Clara, CA 95054

Attn: Standby Letters of Credit Department

Re:	Irrevocable Standby Letter of Credit No. SVB

Ladies and Gentlemen:

The undersigned (“Beneficiary”) is the beneficiary under Irrevocable Standby Letter of Credit No. SVB______ issued by Silicon Valley Bank (“Bank”) upon the request (INSERT APPLICANT NAME). (together with all amendments issued to such letter of credit, the “Standby L/C”). Beneficiary cannot locate the executed original of the Standby L/C (the “Original Standby L/C”) and has requested that Bank issue a certified true copy of the Standby L/C (“Certified True Copy”) to replace the Original Standby L/C. Beneficiary understands that Bank is willing to grant Beneficiary’s request to issue the Certified True Copy so long as Beneficiary agrees to execute this letter agreement for Bank’s benefit.

In consideration of Bank’s willingness to issue the Certified True Copy, Beneficiary agrees as follows:

1.

If Beneficiary locates the Original Standby L/C, it will not draw any draft(s) or make any demand(s) upon Bank thereunder, but will promptly deliver to Bank the Original Standby L/C, marked “CANCELED”, and signed and dated by its duly authorized representative, for disposition by Bank.

2.	Beneficiary represents and warrants that it has not encumbered, assigned, or otherwise transferred its interest in the Standby L/C or delivered the Original Standby L/C to any other person or entity.

3.

Beneficiary will indemnify and save Bank harmless from and against any and all claims, judgments, demands, losses, damages, actions, liabilities, costs and expenses, including, without limitation, attorneys’ fees, which Bank at any time may suffer, sustain or incur in connection with the missing Original Standby L/C (collectively, “Claims”), including, without limitation, any presentation for payment of any draft(s) or demand(s) drawn under the Original Standby L/C by a holder in due course or a bonafide purchaser for value of the Original Standby L/C, or any other draw requests, presentments or any other claims made on the Original Standby L/C regardless of the party making such draw requests, presentments or any other claims made (including Beneficiary and/or any of its agents, successors and assigns). This indemnity shall include, without limitation, the face amount of the Original Standby L/C if Bank is required by law to pay same to a holder in due course or a bonafide purchaser for value of the Original Standby L/C and/or any presentation thereunder or proceeds thereof. Beneficiary will pay, within thirty (30) days of receipt of written request from Bank, all sums requested by Bank as indemnity for Bank’s Claims.

4.	Upon the effectiveness of this letter agreement, Beneficiary irrevocably releases Bank from any obligation to it under the Original Standby L/C.

EXHIBIT F	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

Beneficiary has executed this letter agreement by its duly authorized representative on the date hereof and this letter agreement shall be deemed to be effective as of such date.

Yours truly,

(INSERT BENEFICIARY NAME)
(Beneficiary)

Authorized Signature:

Name & Title:

SIGNATURE AUTHENTICATED

The signature of Beneficiary conforms to that

on file with us and is authorized for the execution of such instrument.

(Name of bank)
By:
(Authorized Signature) **
(Title)
(Telephone Number)
(Address of bank)

** VERIFICATION OF BENEFICIARY’S SIGNATURE(S) BY

A NOTARY PUBLIC IS UNACCEPTABLE.

EXHIBIT F	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

EXHIBIT G

STORAGE PREMISES

EXHIBIT G	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

EXHIBIT H

TENANT ENTRY FORM

VISITOR SAFETY AND CONFIDENTIALITY AGREEMENT

This Visitor Safety and Confidentiality Agreement (the “Agreement”) is made and entered into as of the ____ day of ____________, 20___ (the “Effective Date”) by and between DECIPHER BIOSCIENCES, INC., a Delaware corporation (“Company”), with offices at ____________________________________, and ____________________________________ (“Receiving Party” or “You”), employee of ____________________________________. You and Company are each individually referred to herein as a Party to this Agreement, and collectively as the Parties.

In consideration of Receiving Party being permitted access to Company’s facilities, Receiving Party hereby agrees to the terms and conditions of this Agreement to, among other things, assure the protection of Company’s confidential and proprietary information and the safety of the Receiving Party.

AGREEMENT

In consideration of the foregoing and the mutual promises and covenants contained in this Agreement, the Parties hereby agree to the following:

1.

You hereby agree that while on Company premises, You will wear a visitor badge (if provided) in a visible location and will not take pictures or make recordings (audio or video) without Company’s written permission to do so.

2.

You hereby agree to observe all Company reasonable safety requirements, including wearing safety glasses where appropriate, remaining clear of areas indicated as hazardous, and otherwise taking all reasonably prudent precautions.

3.

“Confidential Information” shall mean any information, technical data, and know-how, including, but not limited to, techniques, intellectual property, unpublished findings, patent applications, research programs, and products, which Confidential Information is obtained in connection with Your access to the Company’s facilities and (a) is designated in writing to be confidential or proprietary, or (b) is disclosed under circumstances reasonably indicating the confidential or proprietary nature of such information.

4.	You agree that You will not disclose to Company the Confidential Information of Your employer or any third parties.

5.

You hereby agree, with respect to any Confidential Information You receive from Company, (a) not to use any such Confidential Information; (b) to safeguard such Confidential Information against disclosure to any third party using the same degree of care as You exercise with respect to Your own confidential information and in no event less than a reasonable degree of care; (c) to mark any duplication or reproduction, in whole or in part, of such Confidential Information with a notice stating that same is the Confidential Information of Company; and (d) not to disclose any such Confidential Information to others without the express written permission of Company. These obligations shall not apply with respect to any Confidential Information that:

a.	Was known to You prior to the time of its receipt pursuant to this Agreement;

b.	is in the public domain at the time of disclosure or thereafter enters the public domain without breach of the terms of this Agreement on Your part;

EXHIBIT H	SORRENTO HIGHLANDS
-1-	[Decipher Biosciences, Inc.]

c.	Was known to You through disclosure by sources other than Company, having a right to disclose such information; or

d.	Has been developed independently by an employee of Your employer who, to Your knowledge, did not gain such Confidential Information through the Company.

You may disclose Company’s Confidential Information if required to do so by law, regulation, or court order. If You become legally required to disclose any Confidential Information, You will provide timely notice to Company and reasoanbly cooperate with Company to enable Company to seek a protective order.

6.

All of Company’s Confidential Information shall remain the exclusive property of Company as well as all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights is granted or implied to You under this Agreement.

7.

The Parties agree that any Confidential Information is made available “as is” and that no warranties of any kind are granted or implied with respect to the quality of the Confidential Information, including, but not limited to, its fitness for any purpose, non-infringement of third party rights, accuracy, completeness or correctness.

8.

You agree not to file any patent applications claiming any information, developments, discoveries, technologies, inventions and the like arising from the use of Confidential Information or that could not have been made, developed or discovered but for access to Confidential Information.

9.

If You choose to provide comments, ideas, proposals or feedback (collectively, “Feedback”) regarding Company’s technology, You agree that Company is free to use this Feedback without any restriction or compensation to You. By accepting your submission, Company does not waive any rights to use similar or related Feedback previously known to it, or developed by its employees, or obtained from sources other than You.

10.

This Agreement shall be effective as of the date of the last signature and shall thereafter continue for twelve (12) months. The confidentiality obligation hereunder shall terminate in three (3) years after the date of the last signature of this Agreement.

11.

This Agreement contains the entire understanding between the parties with respect to the Confidential Information described herein and supersedes all prior understandings whether written or oral. Any modification, amendment or waiver of the terms of this Agreement shall require the written approval of authorized representatives of each party.

12.	This Agreement shall be governed and construed in accordance with the laws of California, excluding that State’s choice-of-law principles.

13.

If any provisions of this Agreement are invalid or unenforceable, the validity of the remaining provisions shall not be affected. The Parties shall replace the invalid or unenforceable provision by a valid and enforceable provision that will meet the purpose of the invalid or unenforceable provision as closely as possible.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

COMPANY	RECEIVING PARTY

By:		By:

Printed Name:		Printed Name:

EXHIBIT H	SORRENTO HIGHLANDS
-2-	[Decipher Biosciences, Inc.]

Title:	Title: Employee of

EXHIBIT H	SORRENTO HIGHLANDS
-3-	[Decipher Biosciences, Inc.]

LEASE

SORRENTO HIGHLANDS

HCP LIFE SCIENCE REIT, INC.,

a Maryland corporation,

as Landlord,

and

DECIPHER BIOSCIENCES, INC.,

a Delaware corporation,

as Tenant.

SORRENTO HIGHLANDS
[Decipher Biosciences, Inc.]

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	ENVIRONMENTAL QUESTIONNAIRE

SORRENTO HIGHLANDS
(i)	[Decipher Biosciences, Inc.]

INDEX

Page(s)

Abatement Event	38
Accountant	16
Advocate Arbitrators	8
Alterations	24
Applicable Laws	44
Audit Period	16
Base Rent	10
Base Rent Abatement	10
Base Rent Abatement Period	10
Brokers	49
Building	4
Common Areas	4
Comparable Buildings	8
Contemplated Effective Date	32
Contemplated Transfer Space	32
Controllable Expenses	15
Direct Expenses	11
Eligibility Period	38
Estimate	15
Estimate Statement	15
Estimated Direct Expenses	15
Expense Year	11
First Offer Commencement Date	6
First Offer Notice	5
First Offer Rent	6
First Offer Space	5
Force Majeure	48
HVAC	21
Intention to Transfer Notice	32
Landlord	1
Landlord Parties	26
Landlord Repair Notice	28
Lease	1
Lease Commencement Date	6
Lease Expiration Date	6
Lease Term	6
Lease Year	6
Lines	51
Mail	48
Net Worth	33
Neutral Arbitrator	8
Nine Month Period	32
Notices	48
Objectionable Name	44
Operating Expenses	11
Option Conditions	7
Option Rent	7
Option Term	7
Original Improvements	27
Original Tenant	5

SORRENTO HIGHLANDS
(ii)	[Decipher Biosciences, Inc.]

Page(s)

Outside Agreement Date	8
Permitted Transferee Assignee	33
Premises	4
Project,	4
Rooftop Equipment	43
Sign Specifications	44
Statement	15
Storage Premises	23
Subject Space	30
Summary	1
Superior Right Holders	5
Tax Expenses	14
Tenant	1
Tenant Work Letter	4
Tenant’s Security System	22
Tenant’s Compliance with Law Obligations	44
Tenant’s Share	14
Termination Date	9
Termination Notice	9
Transfer Notice	30
Transferee	30

SORRENTO HIGHLANDS
(iii)	[Decipher Biosciences, Inc.]